10.2 Stock Transfer Restriction Agreement by and among South Georgia Nephrology, P.C., Dr. Andrew Queler, and the Company dated July 21, 2000.

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                     STOCK TRANSFER RESTRICTION AGREEMENT

                               BY AND AMONG

                      SOUTH GEORGIA NEPHROLOGY, P.C.,
                          A GEORGIA CORPORATION,

                  DIALYSIS CORPORATION OF AMERICA, INC.,
                          A FLORIDA CORPORATION,

                                  AND

                        ANDREW QUELER, M.D.

                      DATED: July 21, 2000

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               STOCK TRANSFER RESTRICTION AGREEMENT

     This Stock Transfer Restriction Agreement (the "Agreement") is made and entered into as of July 21, 2000 (the "Effective Date"), by and among SOUTH GEORGIA NEPHROLOGY, P.C., a Georgia corporation ("Medical Group"), DIALYSIS CORPORATION OF AMERICA, INC., a Florida corporation ("DCA") and ANDREW QUELER, M.D. (the "Stockholder").

                            R E C I T A L S
                            ---------------

     WHEREAS, the Stockholder is the sole holder of all of the issued and outstanding Medical Group common stock (the "Stock"); and

     WHEREAS, Medical Group and the Stockholder believe that is in the best interest of Medical Group to restrict the transferability of the Stock.

                           A G R E E M E N T
                           -----------------

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and intending to be legally bound hereby, the parties covenant and agree as follows:

     1. Restrictions On Shares.  Except as otherwise provided in this
        ----------------------
Agreement, the Stockholder shall not sell, assign, transfer, gift or pledge, whether voluntarily, involuntarily, by operation of law or otherwise, any interest in any of the shares of Stock that the Stockholder now owns or may hereafter acquire. In addition, the Stockholder shall not permit Medical Group to (a) authorize, approve or declare any dividend or other distribution with respect to the Stock or (b) issue additional Stock or other equity interests or options or rights thereto unless the recipient thereof duly executes a copy of this Agreement.

     2. Automatic Transfer of Shares in Certain Events.
        ----------------------------------------------

          (a) Transfer Events.  By executing this Agreement, the Stockholder
              ---------------
hereby agrees that all of the shares of Stock owned by the Stockholder (or held by any heir, personal representative, estate, successor or assignee of the Stockholder) shall be transferred, or deemed transferred, to the Designated Transferee (as defined below) immediately and without further action by the Stockholder upon the date of any of the following events (each a "Transfer Event"):

               (i)    the Stockholder's date of death;

               (ii) the date the Stockholder is determined by a court of competent jurisdiction to be incompetent;



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               (iii)  the date the Stockholder becomes permanently disabled so as to be unable to render any professional services on behalf of Medical Group for a period of at least sixty (60) consecutive days;

               (iv) the date the Stockholder becomes disqualified, under applicable law, whether by loss of his or her license to practice medicine, or otherwise, to be a shareholder of Medical Group;

               (v) the date the Stockholder is convicted of any felony or any crime of moral turpitude, whether or not a felony;

               (vi) the date of termination or notice of intent to terminate, whichever first occurs, of the Medical Director Agreement ("MDA") of even date herewith between DCA of South Georgia, LLC and Medical Group;

               (vii) the date upon which any of the shares of Stock held by the Stockholder are transferred or attempted to be transferred voluntarily, involuntarily by operation of law or otherwise to any person who is not the Stockholder's immediate successor as the Medical Group's designated Medical Director under the MDA;

               (viii) the date upon which the Stockholder ceases to be Medical Group's designated Medical Director under the MDA;

               (ix) the date of termination, change, or material breach of the Employment Agreement of even date herewith between Medical Group and the Stockholder; or

               (x) the date of filing any petition for or other document that causes, or is intended to cause, a judicial, administrative, voluntary or involuntary dissolution of Medical Group.

          (b) Transfer of Stock.  Immediately, upon the occurrence of a
              -----------------
Transfer Event, the Designated Transferee shall pay to the Stockholder a purchase price for the Stock transferred pursuant to this Section 2, in an amount equal to the stated par value of the Stock. Payment of the purchase price for the Stock shall be made to the Stockholder in cash or by certified or cashiers check. The time for payment of the purchase price for any Stock transferred hereunder shall be at 10:00 am on the first business day following receipt by the Designated Transferee of notice of such Transfer Event (provided, however, that in the absence of any such notice, the Designated Transferee shall, upon becoming aware of any such Transfer Event, promptly notify the Stockholder, Medical Group and DCA of such Transfer Event and tender to the Stockholder the purchase price for the Stock). Unless otherwise agreed upon by the

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parties, the Designated Transferee shall tender the purchase price at the principal office of Medical Group.

          (c) Definition.  For the purposes of this Agreement, the term
              ----------
"Designated Transferee" shall mean the individual then holding the position of designated Medical Director for Medical Group under the MDA, whether in an acting, interim or permanent capacity (provided that such Designated Transferee is permitted to hold the Stock pursuant to applicable Georgia law).

          (d) Deposit and Custody of Stock.  DCA hereby acknowledges
              ----------------------------
receipt of stock certificate no.           (the "Certificate") of Medical
                                 ---------
Group, evidencing          shares of the Stock of Medical Group, which stock
                  --------
certificate has been delivered by the Stockholder upon execution hereof and has been duly endorsed by the Stockholder in blank. DCA agrees to hold such Certificate in trust for the benefit of the Designated Transferee. Upon the occurrence of a Transfer Event, DCA shall endorse the Certificate in the name of the Designated Transferee and shall release the Certificate to the Medical Group's secretary for cancellation by the secretary, for registration of the shares represented thereby in the name of the Designated Transferee on the books of Medical Group, and for issuance of a new certificate in the name of the Designated Transferee.

          (e) Deliveries by Designated Transferee.  Notwithstanding anything
              -----------------------------------
to the contrary herein, release of the certificate by DCA to the secretary of Medical Group shall be contingent on DCA's prior or concurrent receipt of:

               (i) a stock transfer power executed by the Designated Transferee covering the Stock transferred to the Designated Transferee;

               (ii) issuance by Medical Group of a new stock certificate evidencing the Designated Transferee's ownership of the Stock in Medical Group; and

               (iii) a copy of this Agreement duly executed by the Designated Transferee substituting the Designated Transferee for the Stock-holder hereunder.

     3. Other Matters.
        -------------

          (a) Upon the occurrence of a Transfer Event, the Stockholder shall be disqualified as a stockholder of Medical Group, and shall immediately resign, or be deemed to have resigned, as a Director, as President and as any other officer of Medical Group.

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          (b) Upon the occurrence of a Transfer Event, the parties hereto or their personal representatives and assigns shall do all things and execute and deliver all papers as may be necessary to consummate the stock transfer, free and clear of all liens, security interests, claims and encumbrances with the exception of any security interest remaining under the Loan and Security Agreement of even date herewith between Medical Group and DCA.

          (c) After occurrence of a Transfer Event, the Stockholder, and any person other than the Designated Transferee who acquires the Stock, shall neither have nor exercise any right or privilege as a stockholder of Medical Group, including any right to receive any unallocated or undistributed dividend.

     4. Legend on Certificates.  Medical Group shall cause the following
        ----------------------
legend to be included on all certificates representing the Shares;

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO
         THE TERMS OF A STOCK TRANSFER RESTRICTION AGREEMENT BY AND AMONG THE STOCKHOLDER NAMED HEREIN, SOUTH GEORGIA NEPHROLOGY, P.C. AND DIALYSIS CORPORATION OF AMERICA, INC., DATED AS OF
                    , 2000  (A COPY OF WHICH IS AVAILABLE UPON REQUEST,
         -----------
         FREE OF CHARGE, FROM THE SECRETARY OF THE CORPORATION). NO TRANSFER OF THE SHARES REPRESENTED HEREBY OR SHARES ISSUED
         IN EXCHANGE THEREFORE SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH STOCK TRANSFER RE-STRICTION AGREEMENT HAVE BEEN FULFILLED.

All Stock that is subject to this Agreement and is issued to or held by the Stockholder after the date of this Agreement shall bear the same notice.

     5. Notices.  Any notices to be given hereunder by either party to the
        -------
other shall be deemed to be received by the intended recipient (a) when delivered personally, (b) the day following delivery to a nationally recognized overnight courier service with proof of delivery, or (c) three
(3) days after mailing by certified mail, postage prepaid with return receipt requested, in each case addressed to the parties as set forth below:

     If to Medical Group:    SOUTH GEORGIA NEPHROLOGY, P.C.



                             Attention:

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     If to the Stockholder:  ANDREW QUELER, M.D.



     If to DCA:              DIALYSIS CORPORATION OF AMERICA, INC.
                             27 Miller Avenue, Suites 2 & 3
                             Lemoyne, PA  17043
                             Attn:  Stephen W. Everett, President

     With a copy to:         Lawrence E. Jaffe, Esq.
                             777 Terrace Avenue
                             Hasbrouck Heights, NJ  07604

Any party may change the address for notice by notifying the other party, in writing, of the new address.

     6. Successors.  This Agreement shall be binding upon and shall inure to
        ----------
the benefit of the parties hereto, and their authorized successors or assigns. The rights of any party hereunder may not be assigned without the consent of the remaining parties hereto.

     7. Additional Stockholders.  Each holder of any of the capital stock of
        -----------------------
Medical Group or of any rights to acquire capital stock of Medical Group, including any holder of any warrant, option or other security convertible into or exchangeable for capital stock of Medical Group, shall execute a counterpart of this Agreement acknowledging that the restrictions contained herein shall apply to such stock or to such rights to acquire stock in Medical Group.

     8. Third Party Beneficiary.  The parties hereto acknowledge that the
        -----------------------
Designated Transferee, if and when he or she becomes a Designated Transferee, shall have standing to enforce the provisions of this Agreement.

     9. Governing Law.  This Agreement, the rights and obligations hereunder,
        -------------
and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Georgia.

     10. Entire Agreement and Amendments.  All understandings and agreements
         -------------------------------
heretofore had between the parties hereto with respect to the transactions contemplated hereby are merged into this Agreement, and this Agreement reflects all the understandings of the parties with respect to such transactions. This Agreement cannot be modified, extended or amended except by written agreement signed by all of the parties hereto.

     11. Arbitration.  Any disputes arising under this Agreement or any
         -----------
breach of this Agreement, shall be determined by arbitration in the State of Georgia in accordance with the rules of the American Arbitration Association ("Association") then in effect, by a single

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arbitrator selected by mutual agreement of the parties or, if the parties are unable to agree on an arbitrator, by the Association; provided that this paragraph shall not restrict the right of either party to institute a legal proceeding to enable such party to obtain temporary injunctive relief during the pendency of any such arbitration. A determination of the dispute by the arbitrator shall be final and binding on the parties to the extent permitted by law. The cost of the arbitration, other than attorneys' or other consultancy fees, shall be borne equally by the parties.

     12. Corporate Authority.  Medical Group and DCA are authorized to enter
         -------------------
into this Agreement by resolutions duly adopted by the Directors of the respective corporations.

     13. Counterparts.  This Agreement may be executed in one or more
         ------------
counterparts, each of which shall constitute an original Agreement, but all of which together shall constitute one and the same instrument.

     14. Term of Agreement.  This Agreement shall terminate on the later of
         -----------------
twelve (12) months from the effective date hereof or upon payment in full of the loan and termination of the Loan and Security Agreement of even date herewith between Medical Group and DCA. Provided that, in the event a Transfer Event as defined in Section 2(a) occurs after twelve months from the effective date hereof, the Stockholder shall be given a grace period of four (4) days to pay in full the principle and accumulated interest remaining on the loan between Medical Group and DCA. If the Stockholder fulfills the payment obligation within the grace period and has caused no material adverse financial consequences to DCA during the grace period, this Agreement will be deemed to have terminated on the date of the Transfer Event.

     IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.

                                       SOUTH GEORGIA NEPHROLOGY, P.C.
                                       a Georgia corporation ("Medical Group")

                                       /s/ Andrew Queler
                                   By: ---------------------------------------
                                   Its:

                                       STOCKHOLDER:

                                       /s/ Andrew Queler
                                       ---------------------------------------
                                       Andrew Queler, M.D.

                                       DIALYSIS CORPORATION OF AMERICA, INC.
                                       a Florida corporation ("DCA")

                                       /s/ Stephen W. Everett
                                   By: --------------------------------------
                                   Its: President